                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of

                      the Securities Exchange Act of 1934

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                               Tut Systems, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

         ---------------------------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:

         ---------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ---------------------------------------------------------------------

    (4)  Proposed maximum aggregate value of transaction:

         ---------------------------------------------------------------------

    (5)  Total fee paid:

         ---------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

         ---------------------------------------------------------------------

    (2)  Form, Schedule or Registration Statement No.:

         ---------------------------------------------------------------------

    (3)  Filing Party:

         ---------------------------------------------------------------------

    (4)  Date Filed:

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

                          [LOGO OF TUT SYSTEMS, INC.]

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 May 17, 2000

TO THE STOCKHOLDERS:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Tut Systems, Inc., a Delaware corporation, will be held on Wednesday, May 17, 2000 at 10:00 a.m., local time, at the Marriott Hotel Walnut Creek, 2355 North Main Street, Walnut Creek, California, for the following purposes:

  1. To elect three (3) Class II directors for a term of three years and until their successors are duly elected and qualified;

  2. To ratify the appointment by our Board of Directors of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2000; and

  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   Only stockholders of record at the close of business on March 20, 2000 are entitled to notice of and to vote at the meeting.

   All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to vote, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously returned a Proxy.

                                        By order of the Board of Directors of
                                         Tut Systems, Inc.

                                        /s/ Nelson Caldwell

                                        Nelson Caldwell
                                        Vice President Finance, Chief
                                         Financial Officer and Secretary

Pleasant Hill, California
April 12, 2000

                               TUT SYSTEMS, INC.

                                PROXY STATEMENT

                    FOR 2000 ANNUAL MEETING OF STOCKHOLDERS

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed Proxy is solicited on behalf of Tut Systems, Inc. for use at our Annual Meeting of Stockholders to be held on Wednesday, May 17, 2000 at 10:00 a.m., or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. Our Annual Meeting will be held at the Marriott Hotel Walnut Creek, 2355 North Main Street, Walnut Creek, California. Our headquarters are located at 2495 Estand Way, Pleasant Hill, California 94523. Our telephone number at that location is
(925) 682-6510.

   These proxy solicitation materials were mailed on or about April 12, 2000 to all stockholders entitled to vote at our Annual Meeting.

Record Date; Outstanding Shares

   Stockholders of record at the close of business on March 20, 2000 are entitled to notice of and to vote at the Meeting. As of March 20, 2000, 12,565,138 shares of our common stock, $0.001 par value, were issued and outstanding. The closing price of our common stock on March 20, 2000, as reported by Nasdaq, was $62.00 per share.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to us or our transfer agent a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

   On all matters other than the election of directors, each share has one vote. See "ELECTION OF DIRECTORS--Required Vote."

   The cost of soliciting proxies will be borne by us. We have retained the services of American Stock Transfer & Trust Company to aid in the solicitation of proxies. We will reimburse American Stock Transfer & Trust Company for reasonable out-of-pocket expenses. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, telefax or otherwise.

Deadline for Receipt of Stockholder Proposals

   Proposals of our stockholders which are intended to be presented by such stockholders at our next Annual Meeting of Stockholders to be held in 2001 must be received by us no later than December 13, 2000 in order that they may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

   In addition, our Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. For nominations or other business to be properly brought before the meeting by a stockholder, such stockholder must provide written notice delivered to our Secretary 90 days in advance of the annual or special meeting, which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. In the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A copy of the full text of the Bylaw provision discussed above may be obtained by writing to our Secretary. All notices of proposals by stockholders, whether or not included in our proxy materials, should be sent to Tut Systems, Inc., 2495 Estand Way, Pleasant Hill, California 94523.

   The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the meeting. If a stockholder intends to submit a proposal at the next annual meeting of stockholders, which is not eligible for inclusion in the proxy statement relating to that meeting, the stockholder must give notice to us in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended, no later than February 26, 2001. If a stockholder does not comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when and if the proposal is raised at the next annual meeting of stockholders.

Quorum; Abstentions; Broker Non-votes

   The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of our common stock issued and outstanding on March 20, 2000. Shares that are voted "FOR", "AGAINST" or "ABSTAIN" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote, or votes cast, at our Annual Meeting with respect to such matter.

   While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to a matter (other than the election of directors). In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, with the exception of the proposal for the election of directors, abstentions will have the same effect as a vote against the proposal. Because directors are elected by a plurality vote, abstentions in the election of directors have no impact once a quorum exists. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore be counted only for purposes of determining the presence or absence of a quorum and will not be considered votes cast. Accordingly, broker non-votes will not affect the determination as to whether the requisite majority of votes cast has been obtained with respect to a particular matter.

Fiscal Year End

   Our fiscal year ends on December 31. Our last fiscal year ended on December 31, 1999.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such executive officers, directors and ten-percent stockholders are also required by SEC rules to furnish us with copies of all forms that they file pursuant to
Section 16(a). Based solely on our review of copies of such forms we received, or on written representations from certain reporting persons that no other reports were required for such persons, we believe that, during 1999 all of the Section 16(a) filing requirements applicable to our executive officers, directors and 10% stockholders were complied with.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

General

   Our Board of Directors is currently comprised of nine (9) directors who are divided equally into three classes with overlapping three-year terms. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

Nominees for Class II Directors

   Three Class II directors are to be elected at the Annual Meeting for a three-year term ending in 2003. Our Board of Directors has nominated NEAL DOUGLAS, GEORGE MIDDLEMAS AND MATTHEW TAYLOR for re-election as Class II directors. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the re-election of Messrs. Douglas, Middlemas and Taylor. We expect that each of Messrs. Douglas, Middlemas and Taylor will accept such nomination; however, in the event that any nominee is unable to or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee or nominees designated by our present Board of Directors. The term of office of each person elected as a director will continue until such director's term expires in 2003 or until such director's successor has been elected and qualified.

Information Regarding Nominees and Other Directors

   Set forth below is certain information regarding the nominees for Class II directors and each of our other directors whose term of office continues after the Annual Meeting. Information as to the stock ownership of each director and all of our current directors and executive officers as a group is set forth below under "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT".

                                                                                Director
          Name           Age                Principal Occupation                 Since
          ----           ---                --------------------                --------
Class I Directors

Brion Applegate.........  46 Managing General Partner of Spectrum Equity          1996
                             Investors, L.P.

Clifford H. Higgerson...  60 General Partner of Vanguard Venture Partners and a   1993
                             Partner of Communications Ventures, Inc.

David Spreng............  38 Managing General Partner of Crescendo Venture        1994
                             Management LLC


Class II Directors

Neal Douglas............  41 Managing General Partner of Spectrum Equity          1997
                             Investors, L.P. and a General Partner of AT&T
                             Ventures

George Middlemas........  53 Managing General Partner of Apex Partners            1995

Matthew Taylor..........  41 Chief Technical Officer of the Company               1993


Class III Directors

Salvatore D'Auria.......  44 Chairman of the Board, President and Chief           1994
                             Executive Officer of the Company

Roger Moore.............  58 President, Chief Executive Officer and a Director    1997
                             of Illuminet, Inc.

Saul Rosenzweig.........  74 General Partner of Rosetree Partners and President   1993
                             of RZGroup, Inc.

            INCUMBENT CLASS I DIRECTORS WHOSE TERMS EXPIRE IN 2002

   Brion Applegate has served as one of our directors since August 1996. Mr. Applegate was a co-founder of Spectrum Equity Investors and has served as a Managing General Partner since February 1993. Prior to that time, he was a General Partner of funds managed by Burr, Egan, Deleage & Co., a venture capital firm, from 1982 to 1993. Since August 1998, Mr. Applegate has been a director of Network Access Solutions, a provider of digital subscriber line-enabled networking solutions for businesses. Mr. Applegate holds a B.A. in Liberal Arts from Colgate University and an M.B.A. from Harvard University.

   Clifford H. Higgerson has served as one of our directors since July 1993. Since 1991, Mr. Higgerson has been a general partner of Vanguard Venture Partners, a venture capital firm specializing in high technology start-ups. Since 1987, Mr. Higgerson has also been a partner of Communications Ventures, Inc. Mr. Higgerson also is a director of Advanced Fibre Communications, Ciena Corporation, a manufacturer of multiplexing systems, and Digital Microwave Corporation. Mr. Higgerson earned his B.S. in Electrical Engineering from the University of Illinois and an M.B. A. in Finance from the University of California at Berkeley.

   David Spreng has served as one of our directors since February 1994. Mr. Spreng has served as the Managing General Partner of Crescendo Venture Management, LLC since September 1998. Mr. Spreng served as President of IAI Ventures, Inc. from March 1996 to September 1998 and served in various capacities at Investment Advisers, Inc. since 1989 Mr. Spreng is also a director of GalaGen, Inc., a pharmaceutical company, and PACE Health Management. Mr. Spreng holds a B.S. in Finance and Accounting from the University of Minnesota.

          NOMINEES FOR CLASS II DIRECTORS FOR A TERM EXPIRING IN 2003

   Neal Douglas has served as one of our directors since December 1997. Since December 1999, he has been a Managing General Partner of Spectrum Equity Investors, and since January 1993, he has been a General Partner of AT&T Ventures, a venture capital firm. From May 1989 to January 1993, Mr. Douglas was a partner of New Enterprise Associates, a venture capital firm. Additionally, he was a Member of the Technical Staff at Bell Laboratories. He also serves as a director of Cellnet Data Systems, Inc., a provider of fixed network wireless information services, FVC.COM, Inc., an Internet video applications company, Netro Corporation, a provider of wireless networking equipment, Software.com, a provider of Internet messaging services and several privately held companies. Mr. Douglas holds a B.S. in Electrical Engineering from Cornell University, an M.S. in Electrical Engineering from Stanford University, and an M.B.A. from the University of California at Los Angeles.

   George Middlemas has served as one of our directors since April 1995. Mr. Middlemas has been managing General Partner of Apex Partners, a venture capital firm, since 1991. Prior to that time, Mr. Middlemas served as Vice President and principal with Inco Venture Capital Management, and a vice president and member of the investment committee of Citicorp Venture Capital. Mr. Middlemas also serves on the Boards of Directors of Pure Cycle Corporation, a water and water recycling technology company, Online Resources & Communications Corporation, a provider of electronic commerce solutions, Data Critical Corporation, a provider of wireless communication and information systems which allow access to critical health information, and Qorus.com, Inc., a provider of Internet protocol-based communications solutions. Mr. Middlemas holds an M.B.A. from Harvard University, an M.A. in Political Science from the University of Pittsburgh and a B.A. in History and Political Science from The Pennsylvania State University.

   Matthew Taylor is a co-founder of the Company and has served as our Chief Technical Officer since August 1994 and one of our directors since July 1993. From August 1994 to January 2000, Mr. Taylor was Chairman of our Board of Directors and our Secretary. From April 1989 to August 1994, Mr. Taylor was our President and Chief Executive Officer. Prior to that time, Mr. Taylor was the Vice President of Engineering and a co-founder of Alameda Instruments, Inc., a semiconductor equipment company, from 1987 to 1989. Mr. Taylor holds a B.S. in Biology and an M.S. in Engineering Science from the University of California at Berkeley.

           INCUMBENT CLASS III DIRECTORS WHOSE TERMS EXPIRE IN 2001

   Salvatore D'Auria has served as our President, Chief Executive Officer and one of our directors since August 1994. Since January 2000, Mr. D'Auria has served as Chairman of our Board of Directors. He served as our Chief Operating Officer from May 1994 to August 1994. From August 1993 to May 1994, Mr. D'Auria performed various consulting services for networking software companies. Mr. D'Auria joined Central Point Software in October 1989 as Director of Product Marketing and was appointed as Vice President of Marketing in April 1990, and held various Vice President positions until August 1993. From 1980 to 1989, Mr. D'Auria served in various marketing and management positions at Hewlett-Packard. Mr. D'Auria holds a B.S. in Physics from Clarkson University.

   Roger Moore has served as one of our directors since March 1997. Mr. Moore has served as President and Chief Executive Officer of Illuminet, Inc., a provider of network, database and billing services to the communications industry, since October 1998, and as a director of Illuminet since July 1998. Mr. Moore also served as President and Chief Executive Officer of Illuminet from January 1996 to August 1998. From September 1998 to October 1998, Mr. Moore served as President, Chief Executive Officer and a director of VINA Technologies, Inc., a telecommunications equipment company. From November 1985 to December 1995, Mr. Moore served in various executive capacities at Northern Telecom Ltd., including Vice President, Major Accounts and President, Northern Telecom Japan. Mr. Moore holds a B.S. in General Science from Virginia Polytechnic Institute and State University.

   Saul Rosenzweig has served as one of our directors since July 1993. Mr. Rosenzweig has been a general partner of Rosetree Partners, a venture investing group, since 1982. He has also served as President and Chief Executive Officer of Snap Software from 1994 to 1996, and as President of RZGroup, Inc., a communications management firm, since 1981. Mr. Rosenzweig holds B.S. degrees in Naval Science and in Industrial Management from Georgia Institute of Technology.

   There are no family relationships among any of the Company's directors or executive officers.

Board Meetings and Committees

   Our Board of Directors held a total of six meetings during 1999. During 1999, no director other than Clifford H. Higgerson attended fewer than 75% of the meetings of our Board of Directors. No director attended fewer than 75% of the meetings of committees, if any, upon which such director served. Certain matters approved by our Board of Directors were approved by unanimous written consent.

   The Audit Committee of our Board of Directors currently consists of Clifford H. Higgerson, Saul Rosenzweig and David Spreng. Our Audit Committee reviews our annual audit and meets with our independent auditors to review our internal accounting procedures and financial management practices. Our Audit Committee held a total of four meetings during 1999.

   The Compensation Committee of our Board of Directors currently is composed of Brion Applegate, Neal Douglas and Roger Moore. Our Compensation Committee makes recommendations concerning salaries, stock options, incentives and other forms of compensation for our directors, officers and other employees, subject to ratification by our full Board of Directors. Our Compensation Committee is also empowered to administer our various stock plans. Our Compensation Committee held a total of ten meetings during 1999.

   Our Board of Directors does not have a nominating committee or any committee performing such function.

Director Compensation

   Our directors currently receive no cash fees for services provided in that capacity but are reimbursed for out-of-pocket expenses they incur in connection with their attendance at meetings of our Board of Directors. In addition, in the past, we have granted certain of our directors stock options for their service on our Board. We do not intend to pay cash fees for the services of our Board members in the immediate future, nor to provide for the automatic grant of stock options to our directors. However, our directors are eligible to receive discretionary option grants pursuant to our 1998 Stock Plan and our employee directors are also eligible to participate in our 1998 Employee Stock Purchase Plan.

Compensation Committee Interlocks and Insider Participation

   The members of our Compensation Committee are Messrs. Applegate, Douglas and Moore. None of the members of our Compensation Committee is currently or has been, at any time since our formation as a company, one of our officers or employees. During 1999, none of our executive officers (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on our Compensation Committee, (ii) served as a director of another entity, one of whose executive officers served on our Compensation Committee, or (iii) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as one of our directors.

Required Vote

   If a quorum is present and voting, the three nominees for director receiving the highest number of votes will be elected to our Board of Directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. See "INFORMATION CONCERNING SOLICITATION AND VOTING--QUORUM; ABSTENTIONS; BROKER NON-VOTES."

            OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF
                          THE NOMINEES LISTED ABOVE.

                                 PROPOSAL TWO

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   Our Board of Directors has selected PricewaterhouseCoopers LLP as our independent auditors to audit our financial statements for our fiscal year ending December 31, 2000. PricewaterhouseCoopers LLP (or its predecessor, Coopers & Lybrand L.L.P.) has audited our financial statements since 1992. Our Board of Directors recommends that stockholders vote for ratification of such appointment. In the event of a negative vote or ratification, our Board of Directors will reconsider its selection. A representative of PricewaterhouseCoopers LLP is expected to be available at our Annual Meeting with the opportunity to make a statement if such representative desires to do so, and is expected to be available to respond to appropriate questions.

Required Vote

   Although stockholder approval is not required for the appointment of PricewaterhouseCoopers LLP since our Board of Directors has the responsibility for selecting auditors, our Board of Directors has conditioned its appointment of our independent auditors upon the receipt of the affirmative vote of a majority of the votes duly cast at our Annual Meeting. In the event that our stockholders do not approve the selection of PricewaterhouseCoopers LLP, our Board of Directors will reconsider its selection.

                OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
   THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR
                INDEPENDENT AUDITORS FOR THE 2000 FISCAL YEAR.

                               OTHER INFORMATION

Executive Officers

   In addition to Messrs. D'Auria and Taylor, the following persons are executive officers of the Company:

          Name            Age                       Position
          ----            ---                       --------
Sanford Benett...........  51 Chief Operating Officer
Nelson Caldwell..........  43 Vice President of Finance, Chief Financial Officer
                              and Secretary
Allen Purdy..............  50 Vice President of Sales
Mark Carpenter...........  39 Vice President of Marketing
Thomas Warner............  43 Vice President of Engineering
Craig Bender.............  57 Vice President of Market Development
Avi Caspi................  48 Vice President of Operations

   Sanford Benett has served as our Chief Operating Officer since February 2000. Mr. Benett served as President and Chief Operating Officer of FreeGate Corporation from June 1999 until February 2000. He also served as Vice President of Engineering of FreeGate from December 1998 until June 1999. From December 1997 to December 1998, Mr. Benett worked as an independent consultant. Mr. Benett also served as Vice President and General Manager of the Newton Business Division of Apple Computer from June 1995 until December 1997. He also served as Director of Software Engineering in the Newton Business Division from January 1994 until June 1995. Prior to that time he held various positions at GO Corporation, Datacopy/Xerox, TransImage Corporation, Tandem Computers and the Mitre Corporation. Mr. Benett holds a B.S. in Mathematics and an M.S. in Computer Science from the University of Maryland.

   Nelson Caldwell has served as our Vice President of Finance and Chief Financial Officer since June 1997. Since January 2000, Mr. Caldwell has served as our Secretary. From May 1995 to May 1997, Mr. Caldwell served as Chief Financial Officer and Secretary of Telechips Corporation, a computer telephony device company. Mr. Caldwell also served as the interim President and Chief Executive Officer and a director of Telechips from February 1997 to May 1997. Telechips filed for bankruptcy under Chapter 7 of the Federal Bankruptcy Code on June 30, 1997. Prior to that time, Mr. Caldwell held various positions at Coopers & Lybrand L.L.P. from June 1989 through April 1995, most recently as Manager in the Business Assurance practice. Mr. Caldwell holds a B.S. in Business Administration from California State University, Chico, and is a Certified Public Accountant.

   Allen Purdy has served as our Vice President of Sales since January 1997. From November 1992 to January 1997, Mr. Purdy was Regional Sales Manager and, most recently, Director of Sales of Applied Digital Access, Inc., a provider of network management and testing equipment for the telecommunications industry, and was a Regional Sales Manager with TeleSciences, Inc. from June 1989 to November 1992. Mr. Purdy holds a B.S. in Industrial Engineering from Rutgers University and an M.B.A. from Rider College.

   Mark Carpenter has served as our Vice President of Marketing since March 2000. From April 1999 to March 2000, Mr. Carpenter was Senior Director of Marketing, New Desktop Product Marketing at Compaq Computer Corporation. From April 1997 to March 1999, Mr. Carpenter was Director of Engineering, Internet and Home Networking at Compaq. Prior to that time, Mr. Carpenter was Senior Manager, Emerging Products, in the Consumer Division of IBM Corporation from January 1996 to March 1997, and Lead Architect, Embedded Network Systems, at IBM from January 1994 to January 1996. Mr. Carpenter holds a B.S. in Computer Science from Worcester Polytechnic Institute.

   Thomas Warner has served as our Vice President of Engineering since February 1997. Prior to that time, Mr. Warner served in various positions at Ericsson Fiber Access, a division of Ericsson Inc. from March 1990 through February 1997, most recently as Vice President of Systems Management. Mr. Warner holds a B.S.E.E. from the University of Illinois at Champaign-Urbana.

   Craig Bender has served as our Vice President of Market Development since June 1997. Prior to that time, Mr. Bender was with Integrated Network Corporation where he served as Vice President of Marketing from 1988 to 1992, as Vice President of International Business Development from 1992 to 1996 and as Vice President of Integrated Network Corporation's DAGAZ division until 1997. Mr. Bender holds a B.S.E.E. from Syracuse University, an M.S.E.E. from the University of California at Los Angeles and an AT&T-sponsored Executive M.B.A. from Pace University.

   Avi Caspi has served as our Vice President of Operations since November 1999. From June 1999 until November 1999, Mr. Caspi worked as an independent consultant, and from February 1998 to June 1999, he was Vice President of Operations for Netro Corporation, a wireless equipment company. From November 1997 to February 1998, he worked as an independent consultant. Mr. Caspi was Vice President of Quality and Director of Manufacturing Operations for Packard Bell NEC from November 1991 to November 1997. Prior to that time, he held various positions with Alps Electrics, Allegretti & Company and Rain Bird Corporation. Mr. Caspi holds an M.B.A. from Pepperdine University, an M.S. in Industrial and Systems Engineering from the University of Southern California, a B.S. in Industrial Engineering from California State Polytechnic University and a B.S. in Practical Mechanical Engineering from ORT Tel-Aviv Technical Institute in Israel.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth as of December 31, 1999 certain information with respect to the beneficial ownership of our common stock by (i) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, (ii) each of our directors, (iii) our President and each of our four other most highly compensated executive officers and (iv) all of our directors and executive officers as a group. Except as otherwise indicated, and subject to applicable community property laws, the persons named below have sole voting and investment power with respect to all shares of common stock held by them.

   Applicable percentage ownership in the table is based on 11,940,610 shares of common stock outstanding as of December 31, 1999.

                                                        Number of
                                                          Shares    Percentage
                                                       Beneficially     of
                   Beneficial Owner                       Owned     Ownership
                   ----------------                    ------------ ----------
5% Beneficial Owners

Microsoft Corporation (1).............................  1,083,503       9.1%
Vanguard IV, L.P. (2).................................    658,591       5.5%

Officers and Directors

Clifford H. Higgerson (3).............................    658,591       5.5%
George Middlemas (4)..................................    313,826       2.6%
Neal Douglas (5)......................................    312,500       2.6%
Salvatore D'Auria (6).................................    207,583       1.7%
Matthew Taylor (7)....................................    188,612       1.6%
Saul Rosenzweig (8)...................................     79,913         *
Thomas Warner (9).....................................     47,416         *
Nelson Caldwell (10)..................................     25,683         *
Allen Purdy (11)......................................     20,686         *
Roger Moore (12)......................................      8,083         *
Brion Applegate.......................................        955         *
David Spreng..........................................         --        --
All officers and directors as a group (15 persons)
 (13).................................................  1,893,941      15.5%

--------
   * Less than 1%.
 (1) The address of record for Microsoft Corporation is One Microsoft Way, Building 8, Redmond, WA 98502-6399.

 (2) The address of record for Vanguard IV, L.P. is 555 University Avenue, Palo Alto, CA 94301.
 (3) Consists of 658,591 shares held by Vanguard IV, L.P. Mr. Higgerson is a general partner of Vanguard IV, L.P. Mr. Higgerson disclaims beneficial ownership of these shares except to the extent of his proportional partnership interest therein.
 (4) Includes of 301,731 shares held by Apex Investment Funds. Mr. Middlemas is the Managing General Partner of Apex Investment Funds. Mr. Middlemas disclaims beneficial ownership of these shares except to the extent of his proportional partnership interest therein.
 (5) Consists of 312,500 shares held by AT&T Ventures. Mr. Douglas is a general partner of AT&T Ventures. Mr. Douglas disclaims beneficial ownership of these shares except to the extent of his proportional partnership interest therein.
 (6) Includes 181,701 shares issuable pursuant to options or rights exercisable within 60 days of December 31, 1999.
 (7) Includes 7,604 shares issuable pursuant to options exercisable within 60 days of December 31, 1999.
 (8) Consists of 79,913 shares held by Rosetree Partners General Partnership. Mr. Rosenzweig is a general partner of Rosetree Partners General Partnership. Mr. Rosenzweig disclaims beneficial ownership of these shares except to the extent of his proportional partnership interest therein.
 (9) Includes 10,724 shares issuable pursuant to options exercisable within 60 days of December 31, 1999.
(10) Includes 14,408 shares issuable pursuant to options exercisable within 60 days of December 31, 1999.
(11) Includes 19,662 shares issuable pursuant to options exercisable within 60 days of December 31, 1999.
(12) Includes 7,083 shares issuable pursuant to options exercisable within 60 days of December 31, 1999.
(13) Includes an aggregate of 250,485 shares issuable pursuant to options exercisable within 60 days of December 31, 1999. Also includes an aggregate of 301,731 shares held by Apex Investment Funds, of which George Middlemas, our director, is Managing General Partner, 658,591 shares held by Vanguard IV, L.P. and 312,500 shares held by AT&T Ventures, of which Neal Douglas, our director, is a general partner.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table shows the compensation earned by our Chief Executive Officer and our four other most highly compensated executive officers for services to us in all capacities during each of the years ended December 31, 1999, 1998 and 1997.

                          SUMMARY COMPENSATION TABLE

                                                                   Long-Term Compensation
                                      Annual Compensation                  Awards
                              ------------------------------------ -----------------------
                                                                   Securities
   Name and Principal                              Other Annual    Underlying  All Other
        Position         Year  Salary   Bonus   Compensation($)(1)  Options   Compensation
   ------------------    ---- -------- -------- ------------------ ---------- ------------
Salvatore D'Auria....... 1999 $224,230 $211,721         --          125,000          --
 President and Chief     1998  187,500  110,000         --           75,000     $18,230(2)
 Executive Officer       1997  138,803   12,500         --               --      31,250(2)

Matthew Taylor.......... 1999 $153,891   35,625         --            5,000          --
 Chief Technical         1998  149,808   35,100         --           12,500          --
 Officer                 1997  145,986   16,875         --               --          --

Allen Purdy............. 1999 $142,308   96,668         --           15,000          --
 Vice President          1998  138,962   71,875         --           12,500          --
 of Sales                1997  113,096   70,837         --           56,250          --

Nelson Caldwell(3)...... 1999 $142,846   46,188         --           30,000          --
 Vice President, Finance 1998  118,442   31,625         --           12,500          --
 and Chief Financial     1997   52,489   14,771         --           37,500          --
 Officer

Thomas Warner........... 1999 $140,000   35,438         --            2,000          --
 Vice President          1998  140,000   25,875         --           13,750          --
 of Engineering          1997  111,211   22,563         --           70,000          --

Nicholas Berberi(4)..... 1999 $141,037   19,750         --               --          --
                         1998  129,600   16,900         --            5,000          --
                         1997  115,943   16,715         --            6,250          --

--------
(1) Other annual compensation in the form of perquisite and other personal benefits, securities or property has been omitted in those cases where the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total of annual salary and bonus for the executive officer.
(2) Represents the principal portion of certain indebtedness between the Company and Mr. D'Auria which was forgiven during each of 1998 and 1997 pursuant to a loan agreement and secured promissory note for an aggregate of $125,000. The loan did not bear interest. Pursuant to the loan agreement, we forgave 25% of the principal amount of the loan each year. The loan has been discharged in full.
(3) Mr. Caldwell has served as our Vice President of Finance and Chief Financial Officer since June 1997. His 1997 compensation reflects the fact that he joined us in June 1997.
(4) Mr. Berberi served as one of our officers from September 1995 until September 1999. In 1997, he was one of the four other most highly compensated executive officers.

Stock Option Grants and Exercises

   The following table sets forth information for the year ended December 31, 1999 with respect to each grant of stock options to our Chief Executive Officer and our four other most highly compensated executive officers.

               OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 1999

                                         Individual Grants
                         --------------------------------------------------
                                                                            Potential Realizable
                                                                              Value at Assumed
                         Number of   Percent of                             Annual Rates of Stock
                         Securities Total Options                            Price Appreciation
                         Underlying  Granted to                              for Option Term(4)
                          Options   Employees in  Exercise Price Expiration ---------------------
          Name           Granted(1)    1999(2)     per Share(3)     Date        5%        10%
          ----           ---------- ------------- -------------- ---------- ---------- ----------
Salvatore D'Auria.......  125,000       14.7%         $22.94      8/10/09   $1,803,355 $4,570,057
Matthew Taylor..........    5,000        0.6%          15.00      1/26/09       47,167    119,531
Allen Purdy.............    5,000        0.6%          15.00      1/26/09       47,167    119,531
                           10,000        1.2%          22.94      8/10/09      144,268    365,605
Nelson Caldwell.........    5,000        0.6%          15.00      1/26/09       47,167    119,531
                           25,000        2.9%          22.94      8/10/09      360,671    914,011
Thomas Warner...........    2,000        0.2%          15.00      1/26/09       18,867     47,812

--------
(1) The options granted to Messrs. D'Auria, Taylor, Purdy, Caldwell and Warner vest as to one-fourth of the shares after one year and thereafter as to 1/48th of the shares for each month which expires from the date of grant.
(2) In 1999 we granted employees, consultants and directors options to purchase an aggregate of 848,900 shares of our common stock.
(3) The exercise price per share of each option was equal to the fair value of our common stock based on the closing price per share of our common stock as quoted on the Nasdaq National Market on the trading day prior to the date of grant.
(4) In accordance with the rules of the Securities and Exchange Commission, shown are the gains or "option spreads" that would exist for the respective options granted. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed annual compound rates of stock price appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future prices of our common stock.

         AGGREGATE OPTION EXERCISES IN 1999 AND YEAR-END OPTION VALUES

                                                Number of Securities
                                               Underlying Unexercised     Value of Unexercised
                          Number of                  Options at          In-the-Money Options at
                           Shares                 December 31, 1999       December 31, 1999(1)
                         Acquired on  Value   ------------------------- -------------------------
          Name            Exercise   Realized Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- -------- ----------- ------------- ----------- -------------
Salvatore D'Auria.......   33,750    $776,189   178,576      165,625    $9,576,138   $8,881,641
Matthew Taylor..........       --          --     5,729       11,771       307,218      631,220
Allen Purdy.............   31,300     998,648    15,444       37,006       828,185    1,984,447
Nelson Caldwell.........    6,477     119,586    10,969       51,356       588,213    2,753,966
Thomas Warner...........   22,968     597,624     6,693       29,865       358,912    1,601,511

--------
(1) The fair market value of our common stock based on the closing price of our common stock as quoted on the Nasdaq National Market on December 31, 1999 was $53.63 per share.

                             CERTAIN TRANSACTIONS

   As part of our acquisition of FreeGate Corporation, completed on February 14, 2000, we assumed a note receivable from Sanford Benett, our Chief Operating Officer, in the amount of $143,453, bearing interest at 7% per annum and due upon the earlier of the sale of our common stock received by Mr. Benett as part of the acquisition or December 2003.

   We intend to enter into a loan agreement and secured promissory note with Mark Carpenter, our Vice President of Marketing, in the amount of $150,000 to be used toward the purchase of Mr. Carpenter's principal residence. The loan will be forgiven at a rate of 25% per annum and will not bear interest.

   In the past, we have granted options to our executive officers and directors. We intend to grant options to our officers and directors in the future. See "Proposal One--Director Compensation" and "EXECUTIVE
COMPENSATION--Stock Option Grants and Exercises."

   We have entered into indemnification agreements with our officers and directors containing provisions which may require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to execute such agreements with our future directors and executive officers.

   All of our securities referenced above were purchased or sold at prices equal to the fair market value of such securities, as determined by our Board of Directors, on the date of issuance.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

   The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. It also administers the Company's employee stock benefit plan for executive officers. The Compensation Committee is currently composed of independent, non-employee directors who, except as disclosed under "Compensation Committee Interlocks and Insider Participation," have no interlocking relationships as defined by the Securities and Exchange Commission.

   The Compensation Committee believes that the compensation of the executive officers, including that of the Chief Executive Officer (collectively the "Executive Officers"), should be influenced by the Company's performance. The Committee establishes the salaries and bonuses of all of the Executive Officers by considering (i) the Company's financial performance for the past year, (ii) the achievement of certain objectives related to the particular Executive Officer's area of responsibility, (iii) the salaries and bonuses of executive officers in similar positions of comparably-sized companies and (iv) the relationship between revenue and executive officer compensation. The Committee believes that the Company's executive officer salaries and bonuses in 1999 were comparable in the industry for similarly-sized businesses.

   In addition to salary and bonus, the Committee, from time to time, grants options to Executive Officers. The Committee thus views option grants as an important component of its long-term, performance-based compensation philosophy. Since the value of an option bears a direct relationship to the Company's stock price, the Committee believes that options motivate Executive Officers to manage the Company in a manner which will also benefit shareholders. As such, options are granted at the current market price. And one of the principal factors considered in granting options to an Executive Officer is the Executive Officer's ability to influence the Company's long-term growth and profitability.

                                          Compensation Committee of the Board
                                           of Directors

                                          Brion Applegate
                                          Roger Moore
                                          Neal Douglas

THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

                               PERFORMANCE GRAPH

   The following graph compares the cumulative total return to stockholders on our common stock with the cumulative total return of the Nasdaq Stock Market Index-U.S. and the Hambrecht & Quist Technology Index. The graph assumes that $100 was invested on January 29, 1999, the date of our initial public offering, in our common stock, the Nasdaq Stock Market Index-U.S. and the Hambrecht & Quist Technology Index, including reinvestment of dividends. No dividends have been declared or paid on our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.

Total Return Analysis
                                        01/29/1999              12/31/1999
------------------------------------------------------------------------------
--
Tut Systems                              $100.00                  $93.26
------------------------------------------------------------------------------
--
H&Q Technology Index                     $100.00                 $196.11
------------------------------------------------------------------------------
--
Nasdaq Composite                         $100.00                 $162.85
------------------------------------------------------------------------------
--

   THE INFORMATION CONTAINED IN THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

                                 OTHER MATTERS

   The Board of Directors does not know of any other matters to be presented at our Annual Meeting. If any other matters properly come before our Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

   It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy in the envelope which has been enclosed

                                          THE BOARD OF DIRECTORS

Pleasant Hill, California
Dated: April 12, 2000

                                  Appendix A

PROXY                          TUT SYSTEMS, INC.                           PROXY

                 Annual Meeting of Stockholders - May 17, 2000

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TUT SYSTEMS, INC.

     The undersigned stockholder of Tut Systems, Inc., a Delaware Corporation acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 12, 2000, and the 1999 Annual Report to Stockholders, and appoints Salvatore D'Auria and Nelson Caldwell, or either of them, as the proxies and attorneys-in-fact, with full power to each of substitution on behalf and in the name of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the 2000 Annual Meeting of Stockholders of the Company to be held on Wednesday, May 17, 2000 at 10:00 a.m. (local time) at the Marriott Hotel Walnut Creek, 2355 North Main Street, Walnut Creek, California, and any adjournment thereof with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:

                      TO ASSURE YOUR REPRESENTATION AT THE
                     ANNUAL MEETING, PLEASE MARK, SIGN AND
                              DATE THIS PROXY AND
                           RETURN IT PROMPTLY IN THE
                               ENCLOSED ENVELOPE.

                  (Continue and to be signed on reverse side.)

                               TUT SYSTEMS, INC.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  (X)

1.  The election of the following persons as Class         FOR            WITHHOLD               FOR ALL
    II directors of Tut Systems, Inc. to serve for a       ALL               ALL            (Except Nominee(s)
    term of three years and until their successors                                            written below)
    shall be duly elected and qualified - Nominees:        (  )              (  )                   (  )
    Neal Douglas, George Middlemas and Matthew Taylor.


2.  To ratify the appointment of                           FOR             AGAINST               ABSTAIN
    PricewaterhouseCoopers LLP as independent
    auditors for Tut Systems, Inc. for the fiscal          (  )              (  )                   (  )
    year ending December 31, 2000.

3.  To vote or otherwise represent the shares on           FOR             AGAINST               ABSTAIN
    any other business which may properly come before
    the meeting or any adjournment thereof, according      (  )              (  )                   (  )
    to their discretion and in their discretion.

     The shares represented by this proxy will be voted in accordance with the specification made. If no specification is made, the shares represented by this proxy will be voted for each of the above persons and proposals, and for or against such other matters as may properly come before the meeting as the proxyholders deem advisable.

                                                  Dated: _________________, 2000

Signature(s)
             --------------------------------

             --------------------------------

(Title, if appropriate)
                        ---------------------

Sign exactly as your name(s) appear on the stock certificate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc., are requested to so indicate when signing, if stock is registered in two names, both should sign.

I plan to attend the meeting:  Yes ____  No _____